                                                                    Exhibit 10.9


                          SENIOR MANAGEMENT AGREEMENT
                          ---------------------------

     THIS AGREEMENT (this "Agreement") is made as of August 12, 1999, between EMPYREAN GROUP HOLDINGS, INC., a Delaware corporation (formerly Business Solutions Group, Inc., the "Company"), and the Executive whose name appears on a Signature Page hereto ("Executive"). This Agreement is entered into individually with each of the Executives named on the signature pages hereto. Except for the numbered matters in [__] which are reflected on each individual Executive's Annex A attached hereto, this Agreement shall be the same for each of the
-------
Executives named on the signature pages; provided, however, that all references herein to Executive or Executive Stock shall be deemed to refer only to such individual Executive and his Executive Stock (including the portion of Executive Stock held by such Executive's Permitted Transferees).


                                   Recitals
                                   --------
     A. The Company and Executive desire to enter into an agreement pursuant to which Executive will purchase, and the Company will sell, [1] shares of the Company's Common Stock, par value $.01 par value per share (the "Common Stock") and [2] shares of the Company's Class A Preferred Stock, $.01 par value per share (the "Preferred Stock"). All shares of Common Stock and Preferred Stock purchased by an Executive are referred to herein as "Executive Stock" (as further defined in Section 10).
                   ----------

     B. The execution and delivery of this Agreement by the Company and Executive is a condition to the purchase of shares of Common Stock and Preferred Stock by Thayer ITech Holdings, L.L.C. (the "Investor") pursuant to a purchase agreement between the Company and the Investor (the "Equity Purchase Agreement"). Certain provisions of this Agreement are intended for the benefit of, and will be enforceable by, the Investor.

     C. Certain definitions are set forth in Section 10 of this Agreement.
                                             ----------

                                    Agreement
                                    ---------

     The parties hereto agree as follows:

                     PROVISIONS RELATING TO EXECUTIVE STOCK

     1. Purchase and Sale of Executive Stock.
        ------------------------------------

        (a) Pursuant to the terms of this Agreement, Executive will purchase, and the Company will sell, an aggregate of [1] shares of Common Stock at a price of $.10 per share. At the time of such purchase, the Company will deliver to Executive the certificates representing such Executive Stock, and Executive will deliver to the Company [3] in the aggregate amount of $[4].

     (b) Within 30 days after Executive purchases any Executive Stock from the Company, Executive will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Annex A attached hereto.
                                      -------

     (c) In connection with the purchase and sale of the Executive Stock hereunder, Executive represents and warrants to the Company that:

          (i) The Executive Stock to be acquired by Executive pursuant to this Agreement will be acquired for Executive's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

          (ii) Executive is an executive officer of the Company, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Stock.

          (iii) Executive is able to bear the economic risk of his investment in the Executive Stock for an indefinite period of time because the Executive Stock has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

          (iv) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive Stock and has had full access to such other information concerning the Company as he has requested.

          (v) This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.

          (vi)  Executive is a resident of [5].

     (d) As an inducement to the Company to issue the Executive Stock to Executive, as a condition thereto, Executive acknowledges and agrees that neither the issuance of the Executive Stock to Executive nor any provision contained herein shall entitle Executive to remain in the employment of the Company and its Subsidiaries or affect the right of the Company to terminate Executive's employment at any time for any reason pursuant to Section 7 hereof.
                                                              ---------

     2. Vesting of Certain Executive Stock.
        ----------------------------------
        (a) Except as otherwise provided in Section 2(d) below, [6] shares or
                                            ------------
50% of the Common Stock issued pursuant to Section 1(a) above (the "Time Vesting
                                           ------------
Shares") shall become vested in accordance with the following schedule, if as of each such date Executive is still employed by the Company or any of its
Affiliates:

                                                       Cumulative Percentage of
                            Date                       Common Stock to be Vested
                            ----                       -------------------------
                   First Anniversary of
                   the Date hereof                               25%

                   Second Anniversary
                   of the Date hereof                            50%

                   Third Anniversary
                   of the Date hereof                            75%

                   Fourth Anniversary
                   of the date hereof                           100%

Notwithstanding the foregoing, if Executive ceases to be employed by the Company or its Affiliates on any date after the first anniversary of the date hereof but prior to the fourth anniversary, the cumulative percentage of Time Vesting Shares to become vested will be determined on a pro rata basis according to the number of full months elapsed since the prior anniversary date (for example if 5 full months have elapsed since the first anniversary date, then an additional 5/12 (10.41%) or a total of 35.41% shall have become vested). Notwithstanding the foregoing sentence, (i) all Time Vesting Shares shall become vested in the event of a Sale of the Company and (ii) an additional 20% of all Time Vesting Shares (not to exceed 100%) shall become vested in the event that Executive has been terminated without Cause. Notwithstanding the foregoing, in the event that Executive is terminated for Cause prior to the earlier of (i) the fourth anniversary of the date hereof or (ii) the effective date of an Initial Public Offering, then all Time Vesting Shares (whether or not then vested) will be deemed to be "Unvested Shares" for purposes of this Agreement.

     (b) [6] shares or 50% of the Common Stock issued pursuant to Section 1(a) above (the "Performance Vesting Shares") shall become vested in accordance with the following schedule if the Investor shall have earned or deemed to have earned the Return set forth below as of any Date of Determination (as defined below):

                                                     Cumulative Percentage
                                                     of  Performance
                  Return                             Vesting Shares "Vested"
                  ------                             -----------------------
                   25.00%                                      25.00%
                   26.50%                                      32.50%
                   28.00%                                      40.00%
                   29.50%                                      47.50%
                   31.00%                                      55.00%

                   32.50%                                      62.50%
                   34.00%                                      70.00%
                   35.50%                                      77.50%
                   37.00%                                      85.00%
                   38.50                                       92.50%
                   40.00% or more                             100.00%

The above "Return" shall be calculated (each a "Date of Determination") at any time after Market Liquidity exists (i.e., at any date that Market Liquidity exists and the Investor would have achieved a specified Return set forth above as of such date if it sold all of its remaining Company equity securities on such date, the requisite percentage of Performance Shares will vest) and at the following times: (i) upon a Sale of the Company and (ii) after the effective date of an Initial Public Offering upon the occurrence of either (A) Executive's death or permanent disability or (B) upon Executive's having been terminated without Cause. Notwithstanding anything in this Agreement to the contrary, all Performance Vesting Shares then outstanding will become Vested Shares on the eighth anniversary of the date hereof.

     (c) All shares of Preferred Stock acquired by Executive will vest immediately upon such purchase.

     (d) Upon the occurrence of a Sale of the Company, all Time Vesting Shares which have not yet become vested shall become vested at the time of such event. Shares of Executive Stock which have become vested (whether pursuant to Section
                                                                        -------
2(a) or 2(b) above or upon purchase thereof (i.e., the shares referred to in
----    ----
Section 2(c) above)) are referred to herein as "Vested Shares," and all other
------------
shares of Executive Stock are referred to herein as "Unvested Shares".

     3. Repurchase Option.
        -----------------

     (a) In the event that Executive ceases to be employed by the Company and its Affiliates for any reason (the "Termination"), then, subject to Section 3(g)
                                                                    ------------
below, all of the Executive Stock (whether held by Executive or one or more of Executive's Permitted Transferees) will be subject to repurchase by the Company and the Investor pursuant to the terms and conditions set forth in this Section
                                                                        -------
3 (the "Repurchase Option").
-
     (b) In the event of Termination, (i) the purchase price for each Unvested Share of Common Stock will be the lower of (A) Executive's Original Cost for such share and (B) the Fair Market Value for such share; (ii) the purchase price for each Vested Share of Common Stock will be the Fair Market Value for such share; and (iii) the purchase price for each share of Preferred Stock will be the Liquidation Value of such share (as defined in the Company's Restated Certificate of Incorporation) plus all accrued and unpaid dividends thereon.

     (c) Subject to Section 3(g) below, the Board shall use its reasonable best
                    ------------
efforts to purchase all or any portion of the Unvested Shares and the Vested Shares subject to repurchase by delivering written notice (the "Repurchase Notice") to the holder or holders of the Executive Stock within 90 days after Termination (a "Company Repurchase Option"). The

Repurchase Notice will set forth the number of Unvested Shares and Vested Shares of each class to be acquired from each holder pursuant to such Company Repurchase Option (it being understood that the Company shall first apply all amounts utilized to repurchase Executive Stock to the repurchases of Unvested Shares, with the balance, if any, to be utilized to repurchase Vested Shares), the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction.

     (d) If for any reason the Company does not elect to purchase all of the Executive Stock pursuant to the Repurchase Option, the Investor shall be entitled to exercise any unutilized portion of the Company Repurchase Option for the repurchase of shares (it being understood that the Investor shall first apply all amounts utilized to repurchase Executive Stock to the repurchases of Unvested Shares, with the balance, if any, to be utilized to repurchase Vested Shares) of any class of Executive Stock the Company has not elected to purchase (the "Available Shares"). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within 60 days after Termination, the Company shall give written notice (the "Option Notice") to the Investor setting forth the number of Available Shares and the purchase price for the Available Shares. The Investor may elect to purchase any or all of the Available Shares by giving written notice to the Company within twenty (20) days after the Option Notice has been given by the Company. As soon as practicable, and in any event within ten (10) days, after the expiration of the twenty (20) day period set forth above, the Company shall notify each holder of Executive Stock to be repurchased as to the number of shares of each class being purchased from such holder by the Investor (the "Supplemental Repurchase Notice"). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Executive Stock, the Company shall also deliver written notice to the Investor setting forth the number of shares of each class the Investor will purchase, the aggregate purchase price and the time and place of the closing of the transaction.

     (e) The closing of the purchase of the Executive Stock pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than 45 days after the delivery of the Repurchase Notice. The Company will pay for the Executive Stock to be purchased by it pursuant to the Repurchase Option by first offsetting amounts outstanding under any bona fide debts owed by Executive to the Company. The Investor will pay for the Executive Stock to be purchased by it pursuant to the Repurchase Option by delivery of a check or wire transfer of funds in the aggregate amount of the purchase price for such shares. The Company and the Investor will be entitled to receive customary representations and warranties from the sellers regarding such sale.

     (f) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Stock by the Company shall be subject to any customary restrictions contained in applicable corporate and securities laws and in the Company's and its Subsidiaries' debt and equity financing agreements. If any such restrictions prohibit the repurchase of Executive Stock hereunder which the Company is otherwise entitled or required to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

     (g) Any shares of Executive Stock not purchased by the Company or the Investor pursuant to a Repurchase Option after Termination of the Executive's employment with the Company for any reason shall vest in full and shall no longer be subject to the provisions of Sections 2 or 3 of this Agreement.
                                       ----------    -
     (h) Notwithstanding any other provision of this Agreement, after the closing date of an Initial Public Offering, Vested Shares shall not be subject to the Repurchase Option.

  4. Restrictions on Transfer of Executive Stock. The Executive Stock is
     -------------------------------------------
subject to certain restrictions on transfer and certain tag-along and drag-along rights which are provided for in the Stockholders Agreement, and nothing in this Agreement shall be deemed to amend, modify or limit in any way the restrictions on the issuance of shares of Preferred Stock or Common Stock set forth in the Equity Purchase Agreement, in the Stockholders Agreement or in any other agreement to which the Company is bound. Except for Permitted Transfers and Transfers pursuant to the Repurchase Option, the Executive may not Transfer or cause or permit to be Transferred any Unvested Shares, and any purported Transfer in violation hereof shall be null and void.

  5. Additional Restrictions on Transfer of Executive Stock.
     ------------------------------------------------------

     (a) Legend. The certificates representing the Executive Stock will bear a
         ------
legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A (1) SENIOR MANAGEMENT AGREEMENT BETWEEN THE COMPANY AND AN EXECUTIVE OF THE COMPANY DATED AUGUST 12, 1999 AND (2) STOCKHOLDERS AGREEMENT AMONG THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS, DATED AS OF AUGUST 12, 1999, AS AMENDED FROM TIME TO TIME. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

     (b) Opinion of Counsel. No holder of Executive Stock may sell, transfer or
         ------------------
dispose of any Executive Stock (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such Transfer.

  6. Stockholder Agreements. Nothing contained in this Agreement shall be
     ----------------------
deemed to limit in any way the restrictions on the shares of Preferred Stock or Common Stock set forth in the Equity Purchase Agreement, in the Stockholders Agreement or in any other agreement to which the Company is bound. By execution of this Agreement, Executive hereby agrees to execute a joinder to and to be bound by the terms and conditions of the Stockholders Agreement.


                        PROVISIONS RELATING TO EMPLOYMENT

     7. Employment. The Company hereby engages Executive to serve as [7] of the
        ----------
Company, and Executive agrees to serve the Company, during the Service Term (as defined in Section 7(d) hereof) in the capacities, and subject to the terms and
           ------------
conditions, set forth in this Agreement.

        (a) Services. During the Service Term, Executive, as [7], shall have all
            --------
the duties and responsibilities customarily rendered by [7] officers of companies of similar size and nature and as may be delegated from time to time by the Board and [8]. Executive will devote his best efforts and substantially all of his business time and attention (except for vacation periods and periods of illness or other incapacity) to the business of the Company and its Affiliates. Notwithstanding the foregoing, and provided that such activities do not interfere with the fulfillment of Executive's obligations hereunder, Executive may (A) serve as a director or trustee of any charitable or non-profit entity; (B) acquire investment interests in one or more entities which are not, directly or indirectly, in competition with the Company or its Subsidiaries and which do not have a material business relationship with the Company; (C) own up to 3% of the outstanding voting securities of any publicly-held company; or (D) [9]. Unless the Company and Executive agree to the contrary, Executive's place of employment shall be at the Company's principal executive offices in the Washington, D.C. metropolitan area; provided, however, that Executive will travel to such other locations of the Company and its Affiliates as may be reasonably necessary and/or as required by the Board in its sole discretion in order to discharge his duties hereunder.

        (b) Salary, Bonus and Benefits.
            --------------------------
            (i) Salary and Bonus. During the Service Term, the Company will pay
                ----------------
     Executive a base salary (the "Annual Base Salary") as the Board may designate from time to time, at the rate of not less than $[10] per annum payable bi-weekly; provided, however, that the Annual Base Salary shall be subject to review annually by the Board for upward increases thereon. The

     Executive will be eligible to receive an annual bonus in an amount not to exceed [11]% of Executive's Annual Base Salary for such year (other than in 1999 for which Executive's annual bonus shall be determined in accordance with the offer letter provided to such Executive by the Company), in each case as determined by the Board.

          (ii) Benefits. During the Service Term, Executive will be entitled to
               --------
     such other benefits approved by the Board and generally made available to the Company's senior executives. These benefits shall include customary vacation time, healthcare benefits, expense reimbursement, 401(k) or similar plans and, after an IPO Event, the right to be eligible to receive grants of stock options pursuant to the Company's then existing stock option plans.

     (c)  Termination.
          -----------

          (i) Events of Termination. Executive's employment with the Company
              ---------------------
     shall cease upon:

              (A) Executive's death.

              (B) Executive's voluntary retirement at age 65 or older.

              (C) Executive's disability, which means his incapacity due to physical or mental illness such that he is unable to perform the essential functions of his previously assigned duties for a period of six months in any twelve month period and such incapacity has been determined to exist by either (1) the Company's disability insurance carrier or (2) by the Board in good faith based on competent medical advice in the event that the Company does not maintain disability insurance on the Executive.

              (D) Termination by the Company by the delivery to Executive of a written notice from the Board that Executive has been terminated ("Notice of Termination") with or without Cause or Performance Cause[12]. "Cause" shall mean:

                  (1) Executive's (aa) conviction of a felony or Executive's commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of its Affiliates or any of their customers, vendors or suppliers or involving intentional discrimination or intentional harassment with respect to the employees of the Company or its Subsidiaries, (bb) misappropriation of funds or assets of the Company or (cc) engaging in any conduct relating to (i) the Company's business or
               (ii) involving moral turpitude, that is reasonably likely to bring the Company or any of its Affiliates into public disgrace or disrepute;

                    (2) Executive's failure to perform or substantial neglect of his reasonable duties, after written notice thereof from the Board, and such failure or neglect has not been cured within 30 days after Executive receives notice thereof from the Board;

                    (3) Executive's gross negligence or willful misconduct in the performance of his duties hereunder that results, or is reasonably expected to result, in material damage to the Company; or

                    (4) Executive's engaging in intentional or willful conduct constituting a breach of Sections 8 or 9 hereof.
                             ----------    -

    In order for the termination to be effective: Executive must be notified in writing (which writing shall specify the cause in reasonable detail) of any termination of his employment for Cause or Performance Cause. Executive will then have the right, within ten days of receipt of such notice, to file a written request for review by the Company. In such case, Executive will be given the opportunity to be heard, personally or by counsel, by the Board and a majority of the Directors must thereafter confirm that such termination is either for Cause or Performance Cause. If the Directors do not provide such confirmation, the termination shall be treated as other than for Cause or Performance Cause. Notwithstanding anything to the contrary contained in this paragraph, Executive shall have the right after termination has occurred to appeal any determination by the Board to arbitration in accordance with the provisions of Section 12(h) hereof.
                                                     -------------

           (E) Executive's voluntary resignation by the delivery to the Board of written notice from Executive that Executive has resigned with or without Good Reason; provided that in either event, Executive shall provide the Company with at least 45 days written notice of any resignation. "Good Reason" shall mean Executive's resignation from employment with the Company within 45 days after the occurrence of any one of the following:

                    (1) the failure of the Company to pay an amount owing to Executive hereunder after Executive has provided the Company with written notice of such failure and such payment is in fact owed and has not thereafter been made within 15 days of the delivery of such written notice;

                    (2) a substantial reduction in Executive's duties from those previously assigned to such Executive such that Executive is no longer a manager or officer of the Company; or

                    (3) the required relocation of Executive from the Washington, D.C. area without his consent.

               The delivery by the Executive of notice to the Company that he does not intend to renew this Agreement as provided in Section 7(d)
                                                                ------------
      shall constitute a resignation by the Execution without Good Reason unless such notice fulfills the requirements of Section 7(c)(i)(E)(1) , (2) or
                                               ---------------------   ---
      (3) above.
      ---

           (ii) Rights on Termination.
                ---------------------

                (A) In the event that termination is by Executive with Good Reason or by the Company without either Cause or Performance Cause, the Company will continue to pay Executive a monthly portion of the Annual Base Salary plus a monthly portion of the Executive's bonus for the prior year for a period equal to 12 months commencing on the date of termination on regular salary payment dates. In the event that termination is by the Company for Performance Cause, the Company will continue to pay Executive a monthly portion of the Annual Base Salary for a period equal to six-months commencing on the date of termination on regular salary payment dates. The payments to Executive pursuant to the foregoing two sentences are referred to as the "Severance Payments."

                (B) If the Company terminates Executive's employment for
      Cause, if Executive retires or if Executive resigns without Good Reason (including by operation of the last paragraph of Section 7(c)(i)(E)), the
                                                       -------------------
      Company's obligations to pay any compensation or benefits under this Agreement will cease effective as of the date of termination. Executive's right to receive any health or other benefits will be determined under the provisions of applicable plans, programs or other coverages.

                (C) If Executive's employment terminates because of Executive's death or disability, the Company will pay Executive or his estate an amount, if any, equal to his maximum bonus for the current year prorated to reflect the number of days Executive has worked during the year in which he dies or becomes disabled (such amount to be paid after the end of such year when bonuses are normally paid to other senior executives of the Company).

      Notwithstanding the foregoing, the Company's obligation to Executive for severance payments or other rights under either subparagraphs (A) or (B) above
                                                -----------------    ---
shall cease if Executive is in violation of the provisions of Sections 8 or 9
                                                              ---------------
hereof. Until such time as Executive has received all of his Severance Payments, he will be entitled to continue to receive any health, life, accident and disability insurance benefits provided by the Company to Executive under this Agreement. If Executive dies or is permanently disabled, then Executive or his estate shall be entitled to any disability income or life insurance payments from any insurance policies paid for by the Company or its Affiliates as specified in such policies.

     (d) Term of Employment. Unless Executive's employment under this Agreement
         ------------------
is sooner terminated as a result of Executive's termination in accordance with the provisions of Section 7(c) above, Executive's employment under this
                  ------------
Agreement shall commence on August 12, 1999 and shall terminate on the third anniversary of the date thereof (the "Service Term"); provided, however, that Executive's employment under this Agreement, and the Service Term, shall be automatically renewed for one-year periods commencing on the third anniversary of the date hereof and, thereafter, on each successive anniversary of such date unless either the Company or Executive notifies the other party in writing within six months prior to any such anniversary that it or he desires to terminate Executive's employment under this Agreement as of such anniversary. All references herein to "Service Term" shall include any renewals thereof.

  8. Confidential Information and Goodwill; Inventions. Executive
     -------------------------------------------------
acknowledges and agrees that:

     (a) As a necessary function of Executive's employment hereunder, Executive will have access to and utilize Confidential Information which constitutes a valuable and essential asset of the Company's business.

     (b) The Confidential Information, observations and data obtained by him during the course of his performance under this Agreement concerning the business and affairs of the Company are the property of the Company, including information concerning the acquisition opportunities in or reasonably related to the Business of which Executive becomes aware during the Service Term. Therefore, Executive agrees that he will not disclose to any unauthorized person or use for his own account any of the Confidential Information without the Board's written consent. Executive agrees to deliver to the Company at the termination of his employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports and other documents (including copies thereof) relating to the Company, the Business or any other Confidential Information.

     (c) All inventions, innovations, developments, improvements, methods, designs, analyses, drawings, software, copyrights, patents, trademarks, reports and all similar or related information (whether or not patented or patentable) developed by Executive during the Service Term which (i) directly or indirectly relate to the Company or its Affiliates or the Business, or (ii) result from any work performed by Executive while employed by the Company or its Affiliates shall belong to the Company and its Affiliates. Executive shall promptly disclose all such inventions to the Board and perform all actions reasonably requested by the Board (whether during or after the Service Term) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

  9. Noncompetition and Nonsolicitation.
     ----------------------------------
     (a) Noncompetition. Executive acknowledges that in the course of his
         --------------
employment with the Company he will become familiar with the Company's and its Affiliates' trade secrets and with other confidential information concerning the Company and that his services will be of special, unique and extraordinary value to the Company and its Affiliates. Therefore, Executive agrees that, during the Service Term and for a period of 12 months after termination thereof; provided, however, that in the event that Executive has been terminated by the Company without either Cause or Performance Cause or the Executive has resigned for Good Reason, such period of time after the Service Term shall be limited to the time period during which the Executive is entitled to receive Severance Payments (collectively, the "Noncompete Period"), he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the Business of the Company and its Subsidiaries or any businesses with which the Executive has knowledge that the Company or its Subsidiaries have firm documented or Board-approved plans to engage in at the time of the termination of the Executive's employment with the Company.

     (b) Nonsolicitation. During the Noncompete Period and for a period of 12
         ---------------
months thereafter, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any senior management employee of the Company or any Subsidiary or, to the actual knowledge of the Executive, any other employee of the Company or any Subsidiary, to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof or (ii) induce or attempt to induce any customer, supplier, vendor, licensee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or to modify its business relationship with the Company in a manner adverse to the Company or any Subsidiary, or in any way disparage the Company or its Subsidiaries to any such customer, supplier, vendor, licensee or business relation of the Company or any Subsidiary.

     (c) Enforcement. The Executive understands and agrees that the sale of the
         -----------
Executive Stock to Executive pursuant to Section 1 of this Agreement and the
                                         ---------
terms and conditions of Executive's employment hereunder are in consideration for Executive's covenants contained in Section 8 and 9 of this Agreement. If, at
                                       ---------     -
the time of enforcement of Section 8 or 9 of this Agreement, a court holds that
                           ---------    -
the restrictions stated herein are unreasonable under circumstances then existing the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Executive's services are unique and because Executive has access to confidential information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

                              GENERAL PROVISIONS

     10. Definitions.
         -----------

         "Affiliate" of any Person means any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

         "Board" means the Company's board of directors or the board of directors or similar management body of any successor of the Company.

         "Business" means any business of the Company or its Subsidiaries now or hereafter engaged in during the Service Term, including without limitation the business of providing information technology consulting services, systems integration and software systems applications.

         "Competitive Activity" means any business or activity of Executive or any third party that is the same as the Business or competitive with the Business.

         "Confidential Information" means all confidential information and trade secrets of the Company and its Affiliates including, without limitation, the following: the identity, written lists, or descriptions of any customers, referral sources or Organizations; financial statements, cost reports, or other financial information; information technology or intellectual property developed by or utilized by the Company, contract proposals or bidding information; business plans; training and operations methods and manuals; personnel records; fee structures; and management systems, policies or procedures, including related forms and manuals. "Confidential Information" shall not include any information or knowledge which: (a) is in the public domain other than by Executive's breach of this Agreement or (b) is disclosed to Executive lawfully by a third party who is not under any obligation of confidentiality.

         "Executive Stock" will mean all shares of Common Stock and Preferred Stock purchased by Executive pursuant to this Agreement. Such shares will continue to be Executive Stock in the hands of any holder other than Executive (except for the Company, any transferee permitted by the Stockholders Agreement (other than to a Permitted Transferee) and except for transferees in a Public
Sale), and except as otherwise provided herein, each such other holder of Executive Stock will succeed to all rights and obligations attributable to Executive as a holder of Executive Stock hereunder. Executive Stock will also include shares of the Company's capital stock issued with respect to Executive Stock by way of a stock split, stock dividend or other recapitalization. Notwithstanding the foregoing, all Unvested Shares shall remain Unvested Shares after any Transfer thereof.

         "Family Members" with respect to an individual shall mean such individual's spouse, parents, siblings, children and grandchildren.

         "Fund$" shall mean the aggregate amount invested by Investor to purchase shares of the Company's Common Stock and Preferred Stock pursuant to the Equity

Purchase Agreement dated of even date herewith and the Recapitalization Agreement involving the Company dated August 11, 1999.

     "Fair Market Value" of each share of Executive Stock means the average of the closing prices of the sales of Common Stock on all securities exchanges on which such Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time such Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value will be the fair value of such Common Stock (without minority discount) determined in good faith by an independent appraisal firm selected by the Board, that is reasonably acceptable to the Executive. The costs of such appraisal firm shall be split evenly between the Company and the Executive.

     "Initial Public Offering" shall mean the completion of the first Public Offering of the Company's Common Stock with net proceeds to the Company prior to any redemptions of the Preferred Stock of not less than $30 million.

     "Market Liquidity" shall be deemed to exist after two years following the effective date of an Initial Public Offering, if, and so long as, a Public Market exists for the Common Stock.

     "Organization" means any organization that has contracted with the Company for the performance of services in connection with the Business.

     "Original Cost" means with respect to each share of Common Stock purchased hereunder, $.10 (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

     "Permitted Transfer" shall mean a Transfer of Common Stock by the Executive to (i) one or more Family Members of the Executive or (ii) to a trust solely for the benefit of one or more Family Members of the Executive, provided that, prior to any such Transfer, each transferee shall agree in writing, in a form satisfactory to the Company, that such transferee shall receive and hold such Common Stock subject to the provisions of this Agreement.

     "Permitted Transferee" shall have the meaning assigned to such term in the Stockholders Agreement.

     "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Public Offering" means the sale in an underwritten public offering registered under the Securities Act of shares of the Company's Common Stock.

     "Public Market" for the Common Stock of the Company shall mean such Common Stock is traded on a national exchange, the NASDAQ National Market System or any registered interdealer quotation system involving at least three registered market makers.

     "Public Market Price" shall mean the average of the closing trading prices of the Common Stock in the Public Market averaged over the four-calendar week period immediately preceding the date upon which the determination of whether a "Public Market" exists is made.

     "Public Sale" means any sale pursuant to a registered public offering under the Securities Act or any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker.

     "Return" shall mean the annual rate of return which, when used to calculate the net present value of the Cash Inflows and the Cash Outflows as of the Date of Determination, causes such net amount to equal zero. As used in this definition, "Cash Inflows" shall include, without duplication, (i) all cash payments received by the Investor on or prior to the Date of Determination with respect to Common Stock and Preferred Stock acquired with the Fund$ on or prior to the Date of Determination (whether such payments are received from the Company or any third party and whether such payments are received as interests, dividends, proceeds with respect to sale or redemption of such securities, upon a liquidation of the Company or otherwise), (ii) the fair market value of all non-cash consideration received by the Investor in connection with the sale of any Common Stock or Preferred Stock acquired by the Investor with Fund$, (iii) if Market Liquidity exists on the Date of Determination, the Public Market Price on the Date of Determination of any shares of Common Stock (including Common Stock issuable upon conversion of Preferred Stock) acquired with Fund$ held by the Investor on the Date of Determination, and (iv) if no Market Liquidity exists on the Date of Determination, the Fair Market Value on the Date of Determination of any shares of Common Stock (including Common Stock issuable upon conversion of Preferred Stock) acquired with Fund$ held by the Investor on the Date of Determination. As used in this definition, "Cash Outflows" shall include the sum of all cash payments and investments made by the Investor to and in the Company to purchase Common Stock and/or Preferred Stock acquired with Fund$.

     "Sale of the Company" means any transaction or series of transactions pursuant to which any Person or Person(s) acting as a "Group" (as such term is defined under the rules and regulations of the Securities Exchange Act of 1934, as amended) other than the Investor and its Affiliates in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power (other than voting rights acquiring only in the event of a default, breach or event of noncompliance) to elect a majority of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's capital stock, stockholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Stockholders Agreement" means the Stockholders Agreement dated as of August 12, 1999 among the Company, the Executive, the Investor and other stockholders of the Company that may become a party thereto, as amended or restated from time to time.

     "Subsidiary" means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

     "Transfer" means to sell, transfer, assign, pledge or otherwise dispose of all or any portion of any interest (whether with or without consideration and whether voluntarily or involuntarily or by operation of law, including upon death).

 11. Notices. Any notice provided for in this Agreement must be in writing
     -------
and must be either personally delivered, mailed by first class United States mail (postage prepaid, return receipt requested) or sent by reputable overnight courier service (charges prepaid) or by facsimile to the recipient at the address below indicated:

                  If to the Executive:
                  -------------------

                           c/o Empyrean Group Holdings, Inc.
                           8300 Boone Boulevard, Suite 250
                           Vienna, VA  22182
                           Tel No.: (703) 790-9008
                           Fax No.: (703) 790-9033

                           with a copy to:
                           --------------

                           Freedman, Levy, Kroll & Simonds
                           1050 Connecticut Avenue, N.W.
                           Washington, D.C.  20036
                           Attention: Bruce A . Rosenblum
                           Tel No.: (202) 457-5111
                           Fax NO.: (202) 457-5151

                  If to the Investor or the Company:
                  ---------------------------------

                           c/o Thayer Equity Investors IV, L.P.
                           1455 Pennsylvania Avenue, NW
                           Suite 350
                           Washington, D.C.  20004
                           Attention:       Robert Michalik
                                            David McCoy
                           Tel No.: (202) 371-0150
                           Fax No.: (202) 371-0391

                           with a copy to:
                           --------------

                           Hogan & Hartson, LLP
                           555 Thirteenth Street, N.W.
                           Washington, D.C.  20004
                           Attention:       Christopher J. Hagan
                           Tel No.: (202) 637-5771
                           Fax No.:         (202) 637-5910

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

     12. General Provisions.
         ------------------

     (a) Expenses. The Company agrees to pay Executive's reasonable legal,
         --------
accounting and other expenses incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement; provided, however, that the Company will in no event be responsible for any such expenses incurred in excess of $10,000 for Executive and all other executives executing signature pages hereto as a group.

     (b) Transfers in Violation of Agreements. Any Transfer or attempted
         -------------------------------------
Transfer of any Executive Stock in violation of any provision of this Agreement or the Stockholders Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Stock as the owner of such stock for any purpose.

     (c) Severability. Subject to the provisions of Section 9(c) above, whenever
         ------------
possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     (d) Complete Agreement. This Agreement, those documents expressly referred
         ------------------
to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     (e) Counterparts. This Agreement may be executed in separate counterparts,
         ------------
each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     (f) Successors and Assigns. Except as otherwise provided herein, this
         ----------------------
Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, the Investor and their respective successors and assigns (including subsequent holders of Executive Stock); provided that the rights and obligations of Executive under this Agreement shall not be assignable except as otherwise specifically provided herein.

     (g) Choice of Law. The corporate law of the Company's state of
         -------------
incorporation will govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the Commonwealth of Virginia, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Virginia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Virginia.

     (h) Remedies and Arbitration. Each of the parties to this Agreement
         ------------------------
(including the Investor) will be entitled to enforce its rights under this Agreement to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. Except for the remedies of the Company provided in Section 9(c) hereof, the parties hereto agree to (i) initially
            ------------
submit any dispute arising out of or relating to this Agreement to mediation and
(ii) in the event such mediation is unsuccessful, to submit any disputes arising out of or relating to this Agreement to binding arbitration in Washington, D.C. administered by the American Arbitration Association under its Commercial Arbitration Rules, before a panel of one arbitrator (such arbitrator to be selected by lot or the mutual agreement of two other arbitrators, one chosen by the Company and one by the Executive), and judgment on the award rendered by the arbitrator may be entered into any court having jurisdiction thereof. The prevailing party in any arbitration shall be entitled to recover its reasonable attorneys' fees and costs from the other party or parties.

     (i) Amendment and Waiver. The provisions of this Agreement may be amended
         --------------------
and waived only with the prior written consent of the Company, Executive and the Investor.

     (j) Business Days. If any time period for giving notice or taking action
         -------------
hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

     (k) Termination. This Agreement shall survive the termination of
         -----------
Executive's employment with the Company and shall remain in full force and effect after such termination.

     (l) Generally Accepted Accounting Principles; Adjustments of Numbers. Where
         ----------------------------------------------------------------
any accounting determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with generally accepted accounting principles, consistently applied, except that if because of a change in generally accepted accounting principles the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with generally accepted accounting principles, such determination or calculation shall continue to be made in accordance with the Company's previous accounting methods and policies. All numbers set forth herein which refer to share prices or amounts will be appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and other recapitalizations affecting the subject class of stock.




                     [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

Date:                    EMPYREAN GROUP HOLDINGS, INC.

                         -------------------------------------------------------
                         Stuart C. Johnson, Chairman, President & CEO
                         Address:    8300 Boone Boulevard
                                     Suite 250
                                     Vienna, Virginia  22182


Date:
                         -------------------------------------------------------
                         Graham B. Perkins, Vice President & Secretary
                         Address:    8300 Boone Boulevard
                                     Suite 250
                                     Vienna, Virginia  22182


Date:
                         -------------------------------------------------------
                         Jason H. Levine, Vice President
                         Address:    8300 Boone Boulevard
                                     Suite 250
                                     Vienna, Virginia  22182


Date:
                         -------------------------------------------------------
                         Thomas B. Modly



Date:
                         -------------------------------------------------------
                         Bruce H. Allan



Date:
                         -------------------------------------------------------
                         David T. Fu

Date:
                         -------------------------------------------------------
                         Matthew B. Walker



Date:
                         -------------------------------------------------------
                         Patricia A. Withers



Date:                    THAYER ITECH HOLDINGS, L.L.C.


                         -------------------------------------------------------
                         Robert E. Michalik, President
                         Address:    c/o Thayer Equity Partners
                                     1455 Pennsylvania Avenue, N.W., Suite 350
                                     Washington, D.C.  20004
                                     Attention: Chris Temple